Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
     In connection with the Annual Report on Form 10-K for the year ended December 31, 2006 of XO Holdings, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Carl J. Grivner and Gregory W. Freiberg, Chief Executive Officer and Senior Vice President and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, that, to the best of our knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: March 16, 2007

/s/ Carl J. Grivner Chief Executive Officer
(Principal Executive Officer)

/s/ Gregory W. Freiberg Gregory W. Freiberg
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)